EXHIBIT A

                              SERIES OF THE TRUST

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SERIES                                                      EFFECTIVE DATE
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First Trust North American Energy Infrastructure Fund          6/15/2012
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First Trust Tactical High Yield ETF                            2/20/2013
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First Trust Senior Loan Fund                                   4/1/2013
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First Trust Strategic Income ETF                               7/25/2014
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First Trust Enhanced Short Maturity ETF                        8/6/2014
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First Trust Low Duration Mortgage Opportunities ETF           10/10/2014
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First Trust Heitman Global Prime Real Estate ETF               11/2/2015
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First Trust SSI Convertible Securities ETF                     11/2/2015
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First Trust Long Duration Opportunities ETF                   12/31/2018
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First Trust EIP Carbon Impact ETF                               8/13/19
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